Exhibit 99.2

Modiv Inc. Announces 5.9% Quarterly Increase in NAV

Estimated NAV has increased 24% since April 30, 2020, when COVID-19 pandemic initially impacted the portfolio

NEWPORT BEACH, Calif. (August 4, 2021) — Modiv Inc. (the “Company”), an innovative real estate, fintech and proptech asset manager, today announced a $26.05 per share estimated net asset value (“NAV”) of its common stock as of June 30, 2021, which represents a 5.9% increase from the NAV as of March 31, 2021. The most recent NAV represents a 24% NAV gain since April 30, 2020, when the Company first recognized the impact of the COVID-19 pandemic on its portfolio of real estate properties.

“Our experienced team’s ability to actively and efficiently manage our portfolio, along with the ongoing recovery in the broader real estate markets, has helped drive a third straight increase in our NAV per share,” said Aaron Halfacre, Modiv’s Chief Executive Officer. “Recent real estate activity that contributed to the NAV increase included extending our lease with the San Antonio Early Childhood Education Municipal Development Corporation for eight years and selling an industrial property in Cedar Park, Texas. These transactions demonstrate our operational capabilities as we strive to maximize the value of our portfolio, increase the NAV and execute on our strategic growth plan.”

Estimated NAV
The Company engaged Cushman & Wakefield to assist the board of directors with determining a fair value range of the Company’s real estate portfolio and a resulting estimated per share NAV. The new estimated per share NAV has been approved by the Company’s board of directors, including its independent directors.

The valuation was based upon the estimated market value of the Company’s assets, less the estimated market value of the Company’s liabilities, divided by the total fully diluted shares outstanding as of June 30, 2021, and was performed consistent with the Company’s previously disclosed Net Asset Value Calculation and Valuation Procedures. The estimated NAV does not reflect any “portfolio premium,” nor does it reflect an enterprise value for the Company. The board of directors intends to continue providing an estimated per share NAV on a quarterly basis, as opposed to an annual basis, to better reflect current market conditions and any portfolio-specific activities, as well as providing transparency for investors.

Additional details will be provided on Modiv’s Q2 Earnings Call at 10:00 a.m. PDT on August 17, 2021. Interested parties can register for the Earnings Call on the Company’s website. A replay will be made available the following day.

About Modiv
Modiv Inc., a real estate, fintech and proptech asset manager, is reimagining modern real estate investing for individual investors. Driven by innovation, an investor-first focus and an experienced management team, Modiv has created one of the largest non-listed real estate investment funds to be raised via crowdfunding technology and the first real estate crowdfunding platform to be completely investor-owned. Modiv provides individual investors access to real estate and real estate-related investments designed to provide both income and long-term growth. To learn more, visit modiv.com.

Forward-Looking Statements
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. These statements include, but are not limited to, statements related to the broader recovery of the commercial real estate markets, the estimated net asset value per share of the Company’s common stock, the Company’s ability to maximize performance and the estimated NAV, and the Company’s ability to continue to manage its portfolio and execute on its strategy. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company’s determination of an estimated per share NAV may cause the value of, and returns on, the Company’s investments to be less than those used for purposes of determining the Company’s estimated per share NAV.

Media Contact
Alex J. Stockham | Senior Vice President
RUBENSTEIN
astockham@rubenstein.com